UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Neurologix, Inc.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

As filed with the Commission on September 27, 2011

One Bridge Plaza
Fort Lee, New Jersey 07024

NOTICE
SOLICITATION OF WRITTEN CONSENT
IN LIEU OF MEETING OF STOCKHOLDERS

September 28, 2011

This Notice and the accompanying Proxy Statement and consent form are being furnished by the Board of Directors (the “Board”) of Neurologix, Inc., a Delaware corporation (the “Corporation”), to the Corporation’s stockholders in connection with the solicitation of written consents (“Consent Solicitation”) from you, the holders of record of the Corporation’s issued and outstanding (1) common stock, par value $0.001 per share (“Common Stock”), (2) Series A convertible preferred stock, par value $0.10 per share (“Series A Preferred Stock”), (3) Series C convertible preferred stock, par value $0.10 per share (“Series C Preferred Stock”), and (4) Series D convertible preferred stock, par value $0.10 per share (“Series D Preferred Stock” and, together with the Series A Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), each as of the close of business on September 13, 2011. The Common Stock and the Preferred Stock are hereinafter sometimes collectively called the “Voting Securities”. The Corporation is soliciting written consents from the holders of the Voting Securities to take the following action without a meeting of the stockholders, as authorized by Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting at which all shares entitled to vote thereon were present and voted:

•	Approval of an amendment to the Corporation’s Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 750,000,000 (the “Proposal”).

The Board has fixed the close of business on September 13, 2011 as the date for a determination of stockholders entitled to notice of, and to vote on, the Proposal. We are providing you with these Consent Solicitation materials by sending you this full set of materials, including a consent form, on or about September 28, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board unanimously recommends that you consent to the Proposal. If you approve the Proposal, you are requested to complete, date, sign and return the Stockholder Consent accompanying this Notice in the enclosed return reply envelope or, if you are a holder of Preferred Stock, you may return your Stockholder Consent by facsimile to the Corporation at (201) 592-0366, with attention to Marc Panoff. Please follow the instructions set forth in the Stockholder Consent and return it as soon as possible, but in no event later than the close of business on October 13, 2011 (the “Expiration Date”). The Proposal will be approved by our stockholders if we have received, by the Expiration Date, written consents to the Proposal from stockholders representing a majority of the voting power of the Voting Securities. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ MARC L. PANOFF
Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer

One Bridge Plaza
Fort Lee, New Jersey 07024
PROXY STATEMENT
SOLICITATION OF WRITTEN CONSENT
IN LIEU OF MEETING OF STOCKHOLDERS

General

This Proxy Statement and the accompanying Notice and consent form are being furnished by the Board of Directors (the “Board”) of Neurologix, Inc., a Delaware corporation (the “Corporation”), to the Corporation’s stockholders in connection with the solicitation of written consents (“Consent Solicitation”) from the holders of record of the Corporation’s issued and outstanding (1) common stock, par value $0.001 per share (“Common Stock”), (2) Series A convertible preferred stock, par value $0.10 per share (“Series A Preferred Stock”), (3) Series C convertible preferred stock, par value $0.10 per share (“Series C Preferred Stock”), and (4) Series D convertible preferred stock, par value $0.10 per share (“Series D Preferred Stock” and, together with the Series A Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), each as of the close of business on September 13, 2011. The Common Stock and the Preferred Stock are hereinafter sometimes collectively called the “Voting Securities”. The Corporation is soliciting written consents from the holders of the Voting Securities to take the following action without a meeting of the stockholders, as authorized by Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting at which all shares entitled to vote thereon were present and voted:

•	Approval of an amendment to the Corporation’s Restated Certificate of Incorporation, in the form attached hereto as Appendix I, to increase the authorized shares of Common Stock from 100,000,000 to 750,000,000 (the “Proposal”).

This Proxy Statement and the accompanying Notice and consent form are being mailed to the Corporation’s stockholders on or about September 28, 2011.

The Board unanimously recommends that you consent to the Proposal. If you approve the Proposal, you are requested to complete, date, sign and return the Stockholder Consent accompanying this Proxy Statement in the enclosed return reply envelope or, if you are a holder of Preferred Stock, you may return your Stockholder Consent by facsimile to the Corporation at (201) 592-0366, with attention to Marc Panoff. Please follow the instructions set forth in the Stockholder Consent and return it as soon as possible, but in no event later than the close of business on October 13, 2011 (the “Expiration Date”). The Proposal will be approved by our stockholders if we have received, by the Expiration Date, written consents to the Proposal from stockholders representing a majority of the voting power of the Voting Securities. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

Important Notice Regarding the Availability of Proxy Materials: This Proxy Statement and accompanying consent form are available at http://www.neurologix.net.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to the Corporation’s stockholders in connection with the Proposal.

Voting Securities and Principal Holders Thereof

The Board has fixed the close of business on September 13, 2011 (the “Record Date”) as the date for a determination of stockholders entitled to notice of, and to vote on, the Proposal. As of the Record Date, the outstanding number of Voting Securities was 29,008,479 shares, consisting of 27,997,701 shares of Common Stock, 645 shares of Series A Preferred Stock, 275,235 shares of Series C Preferred Stock, and 734,898 shares of Series D Preferred Stock. Approval of the Proposal requires the written consent of the holders of a majority of our outstanding shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, considered as a single class, on an as-converted basis. For each share held as of the Record Date, each holder of Common Stock is entitled to one vote per share of Common Stock, each holder of Series A Preferred Stock is entitled to one vote per share of Series A Preferred Stock, each holder of Series C Preferred Stock is entitled to 22.012579 votes per share of Series C Preferred Stock and each holder of Series D Preferred Stock is entitled to 30.172414 votes per share of Series D Preferred Stock.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the matters presented in this Proxy Statement, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth below in the sections entitled “Security Ownership of Principal Stockholders” and “Security Ownership of Board and Management.”

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

As of the Record Date, the persons and entities listed below were, to the knowledge of the Corporation, the only beneficial owners of more than five percent of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Corriente Master Fund, L.P.	16,858,224	(2)	37.58%
General Electric Pension Trust	14,262,192	(3)	33.75%
Palisade Private Partnership, L.P.	6,801,890	(4)	24.29%
Chrysler Group LLC Master Retirement Trust	5,083,843	(5)	15.45%
ATEC Trust	3,432,608	(6)	12.26%
Martin J. Kaplitt, M.D.	2,443,901	(7)	8.72%
Medtronic International, Ltd.	2,036,171	(8)	7.27%

(1)	As calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(2)	Consists of warrants to purchase 3,927,202 shares of Common Stock and 428,571 shares of Series D Preferred Stock (presently convertible into 12,931,022 shares of Common Stock). Based on information provided in the Schedule 13D filed on November 29, 2007, the Schedule 13D/A filed on April 30, 2008 and the Schedule 13G filed on February 14, 2011 by Corriente Advisors, LLC (“CA”), an investment advisory and management services limited liability company formed under the laws of Delaware, and Mark L. Hart (“Hart”), (i) Corriente Master Fund, L.P. (“CMF”) is an investment limited partnership formed under the laws of Delaware, (ii) CA acts as an investment advisor to, and manages investment and trading accounts of, other persons, including CMF, (iii) Hart is the chairman and chief executive officer of CA, (iv) CA and Hart may be deemed to beneficially own the shares owned by CMF, (v) CA and Hart have shared voting and dispositive power of the shares held for the account of CMF, and (vi) the address of CA and Hart is 201 Main Street, Suite 1800, Fort Worth, Texas 76102. Based on information provided to the Corporation, the address of CMF is 201 Main Street, Suite 1800, Fort Worth, Texas 76102.
(3)	Consists of warrants to purchase 2,951,706 shares of Common Stock, 93,940 shares of Series C Preferred Stock (presently convertible into 2,067,861 shares of Common Stock), and 306,327 shares of Series D Preferred Stock (presently convertible into 9,242,624 shares of Common Stock). Based on information provided in the Schedule 13G/A filed on February 18, 2009 and the Schedule 13G/A filed on February 14, 2011 by General Electric Pension Trust (“GEPT”), GE Asset Management Incorporated (“GEAM”), a corporation formed under the laws of Delaware, and General Electric Company (“GE”), a corporation formed under the laws of New York, (i) GEAM is the investment manager of GEPT and may be deemed to beneficially own the shares owned by GEPT, (ii) GEAM and GEPT have shared voting power and shared dispositive power, (iii) GEAM is a wholly-owned subsidiary of GE, (iv) GE expressly disclaims any voting or dispositive power over the shares owned by GEPT, (v) GEPT’s and GEAM's address is 1600 Summer Street, Stamford, Connecticut 06905, and (vi) GE's address is 3135 Easton Turnpike, Fairfield, Connecticut 06828.
(4)	Based on information provided in the Schedule 13D/A filed on March 7, 2008 and the Schedule 13D/A filed on February 3, 2011 by Palisade Private Partnership, L.P. (“PPP”), an investment limited partnership formed under the laws of Delaware, Palisade Private Holdings, LLC (“PPH”), a Delaware limited liability company, Palisade Capital Management, L.L.C. (“PCM”), a New Jersey limited liability company and Dennison T. Veru (“Veru”), (i) PPH is the general partner of PPP, (ii) PCM acts as an investment manager, (iii) Veru is a managing member of PPP and a principal of PPH and PCM, (iv) PPP, PPH, PCM and Veru have shared voting and dispositive power of the shares owned by PPP and may be deemed to beneficially own the shares owned by PPP, and (v) each of PPP, PPH, PCM and Veru have as their address One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.
(5)	Consists of warrants to purchase 926,966 shares of Common Stock, 180,891 shares of Series C Preferred Stock (presently convertible into 3,981,877 shares of Common Stock) and 175,000 shares of Common Stock. Based on information provided in the Schedule 13G/A filed on February 18, 2009 by Chrysler LLC Master Retirement Trust (“Chrysler LLC”) and Chrysler LLC Master Retirement Trust Investment Committee (the “Investment Committee”), (i) Chrysler LLC and the Investment Committee share voting and dispositive power on the shares owned by Chrysler LLC, (ii) Chrysler LLC’s address is c/o State

Street Corporation, Institutional Investor Services, Two World Financial Center, 225 Liberty Street, 24th Floor, New York, New York 10281, and (iii) the Investment Committee's address is 1000 Chrysler Drive, Auburn Hills, Michigan 48326.
(6)	Based on information provided in the Form 4 filed on January 29, 2008 by ATEC Trust (“ATEC”), (i) ATEC is a trust organized under the laws of New Zealand, (ii) Warwick J. Greenwood is the trustee of ATEC and disclaims beneficial ownership of the shares owned by ATEC, and (iii) ATEC’s address is c/o Auckland Technology Enabling Corporation Limited, P.O. Box 10-359, 8th Floor, Lumley House, 93 The Terrace, Q2, Wellington, New Zealand.
(7)	Includes 25,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date. Martin J. Kaplitt's address is the address of the Corporation.
(8)	Based on information provided in the Schedule 13D filed on May 6, 2005 by Medtronic, Inc. (“Medtronic”), a corporation formed under the laws of Minnesota, and Medtronic International, Ltd. (“Medtronic International”), a corporation formed under the laws of Delaware, and a wholly-owned subsidiary of Medtronic, (i) Medtronic, through Medtronic International, has sole voting and dispositive power of all of the shares held by Medtronic International and (ii) the address of Medtronic and Medtronic International is 710 Medtronic Parkway N.E., Minneapolis, Minnesota 55432.

SECURITY OWNERSHIP OF BOARD AND MANAGEMENT

The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, the Record Date; and (ii) the percentage ownership of the outstanding shares of Common Stock represented thereby. The address for each of such persons is the address of the Corporation.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Cornelius E. Golding	288,333	(2)	1.02%
Reginald L. Hardy	105,000	(3)	*
Clark A. Johnson	916,508	(4)	3.24%
Martin J. Kaplitt, M.D.	2,443,901	(5)	8.72%
Jeffrey B. Reich, M.D.	291,000	(6)	1.03%
Elliott H. Singer	310,000	(7)	1.10%
John E. Mordock	0	(8)	*
Marc L. Panoff	608,333	(9)	2.13%
Christine V. Sapan, Ph.D.	643,333	(10)	2.25%
Officers and Directors as a Group (9 persons)	5,606,408		18.43%

* Represents less than 1% of the outstanding shares.

(1)	As calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(2)	Includes 258,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.
(3)	Includes 75,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.
(4)	Includes 305,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.
(5)	Includes 25,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.
(6)	Includes 265,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.
(7)	Includes 270,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

(8)	John E. Mordock’s 800,000 stock options expired unexercised on March 10, 2011 and the Corporation believes that Mr. Mordock sold the 20,000 shares of Common Stock he previously owned, as reflected in the Corporation’s definitive Proxy Statement in connection with the 2010 Annual Meeting of Stockholders.
(9)	Includes 598,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.
(10)	Includes 633,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

PROPOSAL: ACTION TO CHANGE OUR AUTHORIZED CAPITALIZATION

The Corporation’s Restated Certificate of Incorporation (the “Charter”) currently provides that the authorized number of shares of stock that the Corporation may issue is one hundred and five million (105,000,000), one hundred million (100,000,000) of which are shares of Common Stock and five million (5,000,000) of which are shares of preferred stock, par value $0.10. On September 13, 2011, the Board by unanimous written consent approved, subject to receiving the approval of the holders of a majority of the voting power of the Voting Securities, an amendment to the Charter to increase the number of authorized shares of Common Stock the Corporation may issue from one hundred million (100,000,000) to seven hundred and fifty million (750,000,000) (the “Charter Amendment”).

The Corporation is soliciting written consents from the holders of the Voting Securities to approve the Charter Amendment. The Charter Amendment will be approved if the Corporation has received, on or before the Expiration Date, written consents from our stockholders representing a majority of the voting power of the Voting Securities. In such event, the Corporation will file the Charter Amendment with the Secretary of State of the State of Delaware on or promptly after the Expiration Date. The Charter Amendment will become effective upon such filing. A copy of the proposed amendment to the Charter is attached hereto as Exhibit A to this Proxy Statement.

The Board believes that it is in the Corporation’s best interests and the best interests of the Corporation’s stockholders to increase the number of authorized shares of Common Stock. As previously disclosed, the Corporation needs additional funds by October 31, 2011 to continue as a going concern in order to carry out its planned business activities and operations, including repayment of its outstanding promissory notes due October 31, 2011. The Corporation has been attempting to raise such funds, principally through corporate collaboration or licensing arrangements and through private equity offerings. To date, there are no agreements or commitments with respect to any such arrangements or offerings, but the Board wants to be assured that there will be sufficient shares of Common Stock available for issuance to potential investors in such arrangement or offering, after taking into account the current outstanding shares of Common Stock and shares of Common Stock reserved for issuance upon conversion of its outstanding preferred stock and exercise of its outstanding warrants and options. The Corporation cannot currently predict the number of shares of Common Stock that might be required in such an arrangement or offering, but wants to make sure that sufficient shares of Common Stock would be available for such purpose.

In determining the number of authorized shares of Common Stock to be increased pursuant to the Charter Amendment, the Board has taken into account not only the issuance of such shares needed for an equity raise prior to October 31, 2011, but additional shares for future equity raises needed to carry out the planned operations and objectives of the Corporation.

The Board has also taken into account the need for the availability of additional shares of Common Stock for issuance to new management and other key employees (whether as options, restricted stock or other awards) that may be retained by the Corporation in connection with its continuing operations. In this regard, the Corporation, on September 19, 2011, hired Adrian Adams, as its new CEO and Chairman of its Board of Directors, and Andrew Koven, as its new President and Chief Administrative Officer. In connection therewith, the Board granted inducement options outside of the Corporation’s stock option plan to purchase Common Stock to Messrs. Adams and Koven of 13,660,063 and 9,106,709, respectively, and authorized an increase in shares of Common Stock available for grant under the Corporation’s stock option plan by 10,732,896 shares in order to provide for future additional grants to Messrs. Adams and Koven and other officers, management and consultants of the Corporation. Of the options granted to Messrs. Adams and Koven, approximately 46%

will vest only upon the Corporation’s achievement of certain capital raising transactions and the satisfaction of certain service requirements. The grants of these options and increase in the authorized shares under the plan were approved by written consent of the Corporation’s stockholders holding the requisite number of voting securities to approve such matters. In this regard, the Corporation intends to furnish all of its stockholders with an Information Statement concerning this action so taken by written consent. The Corporation filed a Form 8-K with the Securities and Exchange Commission on September 20, 2011 reporting and describing these events.

Under the Charter, stockholders do not have preemptive rights with respect to the Common Stock. Existing stockholders would not have any preferential rights to purchase any shares in the event that the Corporation issues additional shares of Common Stock.

PROPOSALS BY STOCKHOLDERS

Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, at the 2012 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 8, 2012, must be received by the Corporation at the Corporation’s principal executive offices by December 10, 2011 if they are to be considered for inclusion in the Corporation’s proxy statement and proxy relating to such meeting. Stockholder proposals submitted outside the process set forth in Rule 14a-8 will be considered untimely if submitted after February 23, 2012.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement, the Notice and the enclosed consent form will be borne by the Corporation. In addition to the solicitation of written consents by use of the mails, the Corporation may solicit written consents personally and by telephone and telegraph.

DGCL 228(e) NOTICE TO NON-CONSENTING STOCKHOLDERS

If the Charter Amendment is approved by the holders of a majority of the voting power of the Voting Securities by the Expiration Date, the Corporation will, on or promptly after the Expiration Date, give written notice of such approval to all stockholders, including those who did not provide their written consent.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to give your written consent. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ MARC L. PANOFF
Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer
September 28, 2011

Exhibit A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
NEUROLOGIX, INC.

Neurologix, Inc., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Corporation’s Restated Certificate of Incorporation is hereby amended by amending Section 4.1 thereof to read in its entirety as follows:

“4.1. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: seven hundred fifty five million (755,000,000), seven hundred fifty million (750,000,000) of which shall be shares of Common Stock of par value of one-tenth of one cent ($0.001) each and five million (5,000,000) of which shall be shares of Preferred Stock of par value of ten cents ($0.10) each.”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the requisite number of stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Neurologix, Inc. has caused this Certificate of Amendment to be duly executed by Marc L. Panoff, its Chief Financial Officer, Treasurer and Secretary, this    day of       , 2011.

NEUROLOGIX, INC.
By:
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

NEUROLOGIX, INC.
One Bridge Plaza
Fort Lee, New Jersey 07024

STOCKHOLDER CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD

By checking the “CONSENT” box below, the undersigned, being a stockholder of Neurologix, Inc. (the “Corporation”) at the close of business on September 13, 2011, hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to the shares of voting stock of the Corporation referred to above held by the undersigned, to the taking of the following actions without a meeting of the stockholders of the Corporation:

•	Approval of an amendment to the Corporation’s Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 750,000,000;
•	Authorization of the executive officers of the Corporation to execute and file, on or promptly after the Expiration Date, with the Secretary of State of the State of Delaware, the Certificate of Amendment to the Restated Certificate of Incorporation, if the Corporation receives the written consent of the holders of a majority of the voting power of the Voting Securities by the Expiration Date; and
•	Authorization of the executive officers of the Corporation to take any additional actions necessary to effectuate the foregoing actions.

All capitalized terms used herein but not defined herein shall have the meanings given to them in the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials: The Notice of Proxy Statement and the Proxy Statement and accompanying consent form are available at http://www.neurologix.net.

HOW TO SUBMIT YOUR WRITTEN CONSENT

PREFERRED STOCKHOLDERS:	Submit Your Consent by Facsimile — (201) 592-0366, attention Marc Panoff
OR
Submit Your Consent by Mail — Via the enclosed return reply envelope.
COMMON STOCKHOLDERS:	Submit Your Consent by Mail — Via the enclosed return reply envelope.

PLEASE DO NOT RETURN THIS CONSENT FORM BY MAIL IF YOU HAVE SENT IT VIA FAX.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE ADDRESSEE BOX ABOVE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

CONSENT ☐                  DO NOT CONSENT ☐

Date:                , 2011

Signature 1

Signature 1

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY
BUT IN NO EVENT LATER THAN OCTOBER 13, 2011